Exhibit 4.25

Building 1
299 Pendoring Road 2195 Blackheath
P O Box 1995
Northcliff
2115 South Africa

e-mail: turgis@turgis.co.za
Tel: +27 11 476-2279
Fax: +27 11 476-2579
Reg No: 2001.002083.07

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to (1) the references to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with (a) certain scientific and technical information related to the Dominion Uranium Project, including information contained in the Dominion Uranium Project – Phase I feasibility study dated August 1, 2006 (as amended October 26, 2006) and (b) certain scientific and technical information related to the Modder East Project, including information contained in the Modder East Project feasibility study dated August 31, 2006 (as amended October 26, 2006) and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25 2007

/s/ Rob Wilson
Turgis Consulting (Pty) Ltd
Rob Wilson
Managing Director

Managing Director:  R B Wilson

Directors:  G J Oberholzer - A D Pooley (British) - C F P Smythe (British) - R P H Willis

Chairman:  A G du Plessis